UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 205490

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 5, 2023
Date of Report (date of earliest event reported)

Backblaze, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41026	20-8893125
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Ben Franklin Ct, San Mateo, California		94401
(Address of Principal Executive Offices)		(Zip Code)
(650) 352-3738
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BLZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e) Amendment of Compensatory Plan

At the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Backblaze, Inc. (the “Company”) held on June 5, 2023, the Company’s stockholders approved an amendment and restatement of the Company's 2021 Equity Incentive Plan (initially, the “2021 Plan,” and as amended and restated, the “Amended Plan”).

As a result of this stockholder approval, the Amended Plan increased the total number of shares of common stock authorized and available for issuance thereunder to be 14,662,500, plus, pursuant to the 2021 Plan, any shares pursuant to prior equity awards under such plan or its predecessor plan that are forfeited, expire or otherwise lapse unexercised thereafter in accordance with such plan’s terms. Additionally, the Amended Plan modified the annual increase in shares to provide that on the first day of each fiscal year with respect to the remaining years of the Amended Plan, the aggregate number of shares of common stock that may be issued thereunder would automatically increase by a number equal to the least of: (i) 4,784,100 shares, (ii) 5% of the shares of the Company’s common stock outstanding on the last business day of the prior fiscal year; or (iii) the number of shares determined by the Company’s board of directors. The foregoing description of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 5, 2023, Backblaze, Inc. (the "Company") held its 2023 Annual Meeting of Stockholders (the "Annual Meeting") via live webcast. The Company's stockholders voted on three proposals, each of which is summarized below and described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2023 (the "Proxy Statement").

At the Annual Meeting, there were 13,658,574 shares of Class A common stock and 12,322,476 shares of Class B common stock present or represented by proxy, which represented over 89% of the combined voting power of the shares of Class A common stock and Class B common stock entitled to vote at the Annual Meeting (voting together) as of April 6, 2023 (the "Record Date"), and which constituted a quorum for the transaction of business. Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the Record Date, and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the Record Date. The proposals and voting results are detailed below:

•Proposal One - Election of Class II Director. The nominee listed below was elected by the Company's stockholders as a Class II director, to serve until the Company's 2026 annual meeting of stockholders or until her successor is duly elected and qualified, or the earlier of her death, resignation or removal. The results of such vote were:

Nominee	For	Withheld	Broker Non-Votes
Jocelyn Carter-Miller	90,621,614	37,539,843	8,721,877

•Proposal Two - Ratification of the Appointment of Independent Public Accounting Firm. The appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2023 was ratified by the Company's stockholders. The results of such vote were:

For	Against	Abstained	Broker Non-Votes
136,666,603	139,336	77,395	0

•Proposal Three - Approval of the Amended and Restated 2021 Equity Incentive Plan. The amendment and restatement of the Company's 2021 Equity Incentive Plan was approved by the Company's stockholders. The results of such vote were:

For	Against	Abstained	Broker Non-Votes
90,395,247	37,723,844	42,366	8,721,877

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2021 Equity Incentive Plan of Backblaze, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 9, 2023	Backblaze, Inc.

		By:	/s/ Frank Patchel
Frank Patchel, Chief Financial Officer